UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 26, 2022

Tonner-One World Holdings, Inc.

(Exact name of registrant as specified in its charter)

Nevada	File Number: 001-13869	87-0429198
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6725 S. Fry Rd #321, KATY, TX, 77494

(Address of principal executive offices) (Zip Code)

(281) 716-5006

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	TONR	OTCMKTS

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 8.01 Other Events

On May 21, 2021, Alpharidge filed a Complaint against Tonner in the Second Judicial District Court of the State of Nevada in and for Washoe County, styled Alpharidge Capital, LLC v. Tonner-One World Holdings, Inc., Case No. 2CV21-0095.  Alpharidge was appointed as custodian over Tonner on June 15, 2021 pursuant to NRS 78.347 (the “Custodianship”).

On June 27, 2021, Alpharidge and Tonner entered into a settlement and mutual release agreement and Alpharidge voluntarily dismissed its Complaint with prejudice.

On June 28, 2021, the Order appointing Alpharidge as custodian was vacated by the District Judge in the Second Judicial District Court in the State of Nevada in and for Washoe County.

(d) Exhibits

Exhibit No.	Exhibit
99.1	Order to Vacate Custodian Appointment

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Tonner-One World Holdings, Inc.

Dated: April 26, 2022	By:	/s/ Corinda J. Melton
Corinda J Melton
CEO